EXHIBIT 10.2.11
FOURTH AMENDMENT
TO
AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

September 26, 2005
WELLS FARGO FOOTHILL, INC., as Agent and Lender
One Boston Place, 18th Floor
Boston, Massachusetts 02108
Ladies and Gentlemen:
     Wells Fargo Foothill, Inc., as Arranger and Administrative Agent (“Agent”), the lenders (“Lenders”) from time to time parties to the Loan Agreement (as defined below), Advanced Lighting Technologies, Inc., an Ohio corporation (“Parent”), and each of Parent’s Subsidiaries identified as a borrower on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as “Borrowers”) have entered into certain financing arrangements pursuant to (a) that certain Amended and Restated Loan and Security Agreement, dated as of December 10, 2003, among Agent, Lenders, Borrowers and the other Loan Parties (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), (b) that certain EXIM Credit Agreement dated as of December 10, 2003, among Agent, Lenders, Borrowers and the other Loan Parties, and (c) all other Loan Documents at any time executed and/or delivered in connection therewith or related thereto. All capitalized terms used herein shall have the meaning assigned thereto in the Loan Agreement, unless otherwise defined herein.
     Borrowers and the other Loan Parties have requested that Agent amend and modify certain terms of the Loan Agreement as hereinafter provided and Agent has agreed to make such amendments and modifications, on and subject to the terms and conditions contained in this Fourth Amendment to Amended and Restated Loan and Security Agreement (this “Amendment”).
     In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, Lenders, Borrowers and the other Loan Parties hereby agree as follows:
1. Amendments to Loan Agreement.
     A. Definitions
          (a) Base Rate Margin. The definition of the term “Base Rate Margin” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

     “Base Rate Margin” means, with respect to each portion of an Advance or Term Loan, as the case may be, that is a Base Rate Loan, the percentage set forth in the table below, as adjusted concurrently with each adjustment of the TTM EBITDA:

“If TTM EBITDA is:	Advance	Term Loan
less than $25,000,000	1.00%	1.50%

greater than or equal to $25,000,000
but less than or equal to $28,000,000	0.75%	1.25%

greater than $28,000,000 but less than
or equal to $30,000,000	0.50%	1.00%

greater than $30,000,000 but less than
or equal to $32,000,000	0.25%	0.75%

greater than $32,000,000	0.00%	0.50%”
          (b) Borrowing Base. Paragraph (b) of the definition of the term “Borrowing Base” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
               ”(b) the least of
(w)	the sum of (i) $7,500,000, plus (ii) the lesser of (x) $2,500,000, and (y) an amount equal to fifty percent (50%) of the Value of the Eligible In-Transit Inventory of Borrowers;

(x)	the sum of (i) fifty percent (50%) of the Value of Eligible Inventory of Borrowers, plus (ii) the lesser of (x) $2,500,000, and (y) an amount equal to fifty percent (50%) of the Value of the Eligible In-Transit Inventory of Borrowers;

(y)	the sum of (i) eighty percent (80%) of the then extant Net Liquidation Percentage of the Value of the Eligible Inventory of Borrowers, plus (ii) the lesser of (x) $2,500,000, and (y) an amount equal to eighty percent (80%) of the then extant Net Liquidation Percentage of the Value of the Eligible In-Transit Inventory of Borrowers; and

(z)	one hundred percent (100%) of the amount of availability created by clause (a) above, plus”
          (c) Canadian Guarantor Base. Paragraph (b) of the definition of the term “Canadian Guarantor Base” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
               ”(b) the least of
(w)	the sum of (i) $1,500,000, plus (ii) the lesser of (x) $1,000,000, and (y) an amount equal to fifty percent (50%) of the Value of the Eligible In-Transit Inventory of the Canadian Guarantor;

(x)	the sum of (i) fifty percent (50%) of the Value of Eligible Inventory of the Canadian Guarantor, plus (ii) the lesser of (x) $1,000,000, and (y) an amount equal to fifty percent (50%) of the Value of the Eligible In-Transit Inventory of the Canadian Guarantor;

(y)	the sum of (i) eighty percent (80%) of the then extant Net Liquidation Percentage of the Value of the Eligible Inventory of the Canadian Guarantor, plus (ii) the lesser of (x) $1,000,000, and (y) an amount equal to eighty percent (80%) of the then extant Net Liquidation Percentage of the Value of the Eligible In-Transit Inventory of the Canadian Guarantor; and

(z)	one hundred percent (100%) of the amount of availability created by clause (a) above, minus”
          (d) Eligible In-Transit Inventory. Section 1.1 of the Loan Agreement is hereby amended by the insertion therein of the following term in the appropriate alphabetical sequence:
          “Eligible In-Transit Inventory” means finished goods inventory, consisting of lamps and ballasts manufactured or purchased by Venture Power Systems India Private Limited or Venture Lighting India Limited, each formed under the laws of India, that Agent, in its sole discretion, deems eligible for borrowing purposes and that is in transit (x) to VL’s facility in Solon, Ohio, with respect to inventory of VL, (y) to one of the facilities of the UK Guarantors, respectively, located in England, with respect to inventory of a UK Guarantor, or (z) to the facility of the Canadian Guarantor in

Mississauga, Ontario, with respect to inventory of the Canadian Guarantor; provided, that (a) title to such Eligible In-Transit Inventory has passed to a Borrower, (b) such Eligible In-Transit Inventory is at all times fully insured and subject to a first priority security interest and lien in favor of Agent (except for any possessory lien upon such goods in the possession of a freight carrier or shipping company securing only the freight charges for the transportation of such goods), and (c) all documents, notices, instruments, statements and bills of lading relating to such Eligible In-Transit Inventory which Agent, in its Permitted Discretion, may deem necessary or desirable to evidence and/or to give effect to and protect the liens, security interests and other rights of Agent in connection therewith have been delivered to Agent.”
          (e) LIBOR Rate Margin. The definition of the term “LIBOR Rate Margin” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
     “LIBOR Rate Margin” means, with respect to each portion of an Advance or Term Loan, as the case may be, that is a LIBOR Rate Loan, the percentage set forth in the table below, as adjusted from time to time concurrently with each adjustment of the TTM EBITDA:

“If TTM EBITDA is:	Advance	Term Loan
less than $25,000,000	3.0%	3.50%

greater than or equal to $25,000,000
but less than or equal $28,000,000	2.75%	3.25%

greater than $28,000,000 but less than
or equal to $30,000,000	2.5%	3.0%

greater than $30,000,000 but less than
or equal to $32,000,000	2.25%	2.75%

greater than $32,000,000	2.0%	2.5%”
          (f) TTM EBITDA. Section 1.1 of the Loan Agreement is hereby amended by the addition thereto of the following term to be inserted into Section 1.1 in the appropriate alphabetical sequence:
     “TTM EBITDA” means Adjusted EBITDA, calculated on a rolling basis as at the end of each fiscal quarter of Parent, for the twelve-month period ending at the end of such fiscal quarter, as adjusted, with respect to each fiscal quarter, on the first day of the calendar month immediately following the date of Agent’s receipt of the financial statements and accompanying certificate of Parent’s chief financial officer required to be delivered to Agent with respect to such fiscal quarter pursuant to Section 6.3 hereof; provided, however, that if any financial statement and/or officer’s certificate with respect to a fiscal quarter has not been delivered to Agent on or prior to the last day prescribed for its delivery in Section 6.3(a), then, for purposes of the definitions herein of “Base Rate Margin” and “LIBOR Rate Margin”, respectively, TTM EBITDA shall, from and after such last day until such date as the financial statements and/or officer’s certificate is delivered to Agent, be deemed to be less than $25,000,000 .”
          (g) UK Guarantor Base. Paragraph (b) of the definition of the term “UK Guarantor Base” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
               “(b) the least of
(i)	(i) $1,500,000 plus (ii) the lesser of (x) $1,000,000, and (y) an amount equal to fifty percent (50%) of the Value of the Eligible In-Transit Inventory of the UK Guarantors;

(ii)	the sum of (i) fifty percent (50%) of the Value of Eligible Inventory of the UK Guarantors, plus (ii) the lesser of (x) $1,000,000, and (y) an amount equal to fifty percent (50%) of the Value of the Eligible In-Transit Inventory of the UK Guarantors;

(iii)	the sum of (i) eighty percent (80%) of the then extant Net Liquidation Percentage of the Value of the Eligible Inventory of the UK Guarantors, plus (ii) the lesser of (x) $1,000,000, and (y) an amount equal to eighty percent (80%) of the then extant Net Liquidation Percentage of the Value of the Eligible In-Transit Inventory of the UK Guarantors, and

(iv)	one hundred percent (100%) of the amount of availability created by clause (a) above, minus”
     B. Collateral Reporting
          Section 6.2 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“6.2 Collateral Reporting. Provide Agent, (with copies for each Lender) with the following documents at the following times in form satisfactory to Lenders:

Weekly	(a) a consolidating roll forward of Accounts aging from the prior week with supporting documentation as requested by Agent,

(b) notice of all returns, disputes or claims in excess of $50,000 individually or $100,000 in the aggregate,

(c) without limiting anything contained in the definition of the term “Eligible In-Transit Inventory” set forth in Section 1.1 hereof, notice of any shipment of Inventory to a Borrower from Venture Power Systems India Private Limited or Venture Lighting India Limited on terms other than FOB shipping point,

Biweekly (twice per month)	(d) detailed aging, by total, of the Accounts, it being acknowledged that such report shall be delivered electronically,

(e) a detailed aging, by vendor, of each Loan Party’s accounts payable (including any intercompany accounts payable), it being acknowledged that such report shall be delivered electronically,

Monthly (not later than the 15th Business Day of each month except as noted)	(f) Inventory reports specifying each Loan Party’s cost of its Inventory, by category, it being acknowledged that such reports shall be delivered electronically,

(g) a Borrowing Base certificate signed by Parent’s chief financial officer confirming the calculation of the then applicable Borrowing Base as computed electronically by Agent,

(h) a consolidating roll forward of Accounts aging from the prior month with supporting documentation, including a separate sales journal for each reporting entity, and a collection journal and credit register since the last such schedule,

(i) a detailed calculation of the Borrowing Base (including detail regarding those Accounts that are not Eligible Accounts and Inventory that is not Eligible Inventory),

(j) a monthly detailed aging, by total, of the Accounts, it being acknowledged that such report shall be delivered electronically,

(k) a monthly reconciliation of actual Accounts to the Accounts reported on Parent’s consolidated financial statements, it being acknowledged that such reconciliation shall be delivered with the statements required under Section 6.3(a),

(l) Month-end final Inventory reports and a reconciliation of actual month-end final Inventory reports to the Inventory reported on Parent’s consolidated financial statements, it being acknowledged that such reconciliation shall be delivered with the statements required under Section 6.3(a),

(m) Month-end final Eligible In-Transit Inventory reports and a reconciliation of actual month-end final In-Transit Inventory reports to the Eligible In-Transit Inventory reported on Parent’s consolidated financial statements, it being acknowledged that such reconciliation shall be delivered with the statements required under Section 6.3(a),

(n) Month-end payable reports and a reconciliation of actual payables to the payables reported on Parent’s consolidated financial statements, it being acknowledged that such reconciliation shall be delivered with the statements required under Section 6.3(a),

(o) a report of cash balances of UK Guarantors, Canadian Guarantor and the Foreign Subsidiaries,

(p) a report of the outstanding principal balance of the UK Intercompany Loan and the Canadian Intercompany Loan as of the last day of the immediately preceding month, together with a certificate signed by Parent’s chief financial officer confirming that during such month, the principal balances of the Canadian Intercompany Loan and the UK Intercompany Loan, respectively, did not on any day during such month exceed the Canadian Guarantor Base or the UK Guarantor Base, respectively,

Annually	(q) a detailed listing of each Loan Party’s customers, including the address, telephone numbers and contact personnel,

Upon request by any Lender	(r) copies of tax receipts evidencing the payment of Taxes by Canadian Guarantor and UK Guarantors and satisfactory tax reporting, including payroll, real estate and excise taxes,

(s) cash flow statements (prepared by month) analyzing actual cash flow vs. projected cash flow in the Projections, together with a narrative explanation of material variances,

(t) a report regarding each Loan Party’s accrued, but unpaid, ad valorem taxes,

(u) copies of invoices in connection with the Accounts, credit memos, remittance advices, deposit slips, shipping and delivery documents in connection with the Accounts and, for Inventory and Equipment acquired by Borrowers, Canadian Guarantor and DSI purchase orders and invoices,

(v) such agreements with, and notices to, customs brokers and freight forwarders, copies of documents of title, and other documents, instruments and agreements as Agent may, in its sole discretion, from time to time deem necessary or advisable to create, perfect, preserve or evidence the security interest of Agent in Eligible In-Transit Inventory, and

(w) such other reports as to the Collateral, or the financial condition of Borrowers or Guarantors as any Lender may request in its Permitted Discretion.
     C. Financial Covenants
          Section 7.20 of the Loan Agreement is hereby amended and restated in its entirety as follows:
          “7.20 Financial Covenants.
     (a) Minimum Adjusted EBITDA. Fail to maintain Adjusted EBITDA, calculated on each of the Applicable Dates below on a rolling twelve (12) month basis, of not less than the required amounts set forth below for the twelve (12) month period preceding the Applicable Dates opposite such amounts, respectively:

Applicable Amount	Applicable Date
$22,000,000	September 30, 2005
$22,000,000	December 31, 2005
$22,000,000	March 31, 2006
$22,000,000	June 30, 2006, and
as of the last day of each fiscal quarter after June 30, 2006, Adjusted EBITDA, calculated on a rolling twelve (12) month basis, shall not be less than an amount equal to eighty percent (80%) of the Adjusted EBITDA for such date set forth in the then current Projections submitted by Borrowers and accepted by Agent in its Permitted Discretion, provided that, notwithstanding the foregoing, at no time after June 30, 2006 shall Adjusted EBITDA be less than $22,000,000.
     (b) Capital Expenditures. Make Capital Expenditures during the fiscal year ending June 30, 2006 of an aggregate amount greater than $7,250,000, or make, as of the last day of each fiscal year thereafter, Capital Expenditures for such fiscal year of an aggregate amount greater than one hundred and twenty percent (120%) of the Capital Expenditures for such fiscal year set forth in the then current Projections submitted by Borrowers and accepted by Agent in its Permitted Discretion; provided, however, that for the purpose of this paragraph, Capital Expenditures shall not include the purchase of the DSI facility contemplated by Subsection 7.1(g) or any acquisition by a UK Guarantor, in each case, on terms approved by Agent in its Permitted Discretion.”

     D. Term Loan Increase
     On the date hereof, each Lender with a Term Loan Commitment agrees (severally, not jointly or jointly and severally) to make an additional term loan (collectively, the “Supplemental Term Loan”) to Borrowers in an amount equal to such Lender’s Pro Rata Share of the Term Loan Amount minus the aggregate outstanding principal amount, on the date immediately prior to the date hereof, of the Term Loan. The Supplemental Term Loan shall, for all purposes hereof, be deemed an advance of the Term Loan, shall be combined and added to, on the date hereof, the principal amount of the Term Loan outstanding on the date immediately prior to the date hereof, and shall be payable in consecutive monthly principal installments of $183,333.33 each. After giving effect to the Supplemental Term Loan, the outstanding principal amount of the Term Loan (after adding the principal amount of the Supplemental Term Loan to the principal amount of the Term Loan outstanding on the date immediately prior to the date hereof) shall be equal to the Term Loan Amount. Nothing contained herein is intended to limit, prejudice or otherwise impair Agent’s and Lenders’ rights, or Borrower’s obligations, under Section 2.2 of the Loan Agreement.
     2. Representations, Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Loan Parties to Agent and Lenders pursuant to the Loan Agreement and the other Loan Documents, each Loan Party hereby represents, warrants and covenants with and to Agent and Lenders as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Loan Documents):
     (a) No Default or Event of Default exists on the date of this Amendment; and
     (b) This Amendment has been duly executed and delivered by each Loan Party and is in full force and effect as of the date hereof, and the agreements and obligations of each Loan Party, respectively, contained herein constitute its legal, valid and binding obligations, enforceable against it in accordance with the terms hereof.
     3. Effect of this Amendment. Except as modified pursuant hereto, no other changes or modifications to the Loan Agreement and the other Loan Documents are intended or implied and in all other respects the Loan Agreement and the other Loan Documents are hereby specifically ratified, acknowledged and confirmed by all parties hereto as of the effective date hereof. To the extent of any conflict between the terms of this Amendment and any of the Loan Documents, the terms of this Amendment shall control. The Loan Agreement, as amended hereby, the other Loan Documents and this Amendment shall be read and be construed as one agreement.
     4. Condition To Continued Effectiveness. Each Borrower and other Loan Party acknowledges and agrees that anything herein or in the Loan Agreement to the contrary notwithstanding, an Event of Default shall occur, and this Amendment, and the amendments effected hereby, shall cease to be of any further force or effect, if Borrowers fail to cause the delivery to Agent, on or prior to March 31, 2006, of the original stock certificate(s) representing sixty-six and one-half percent (66.5%) of the issued and outstanding capital stock of Venture Lighting India Limited.
     5. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional actions as may be necessary or desirable to effectuate the provisions and purposes of this Amendment.
     6. GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AMENDMENT AND ANY DISPUTE ARISING OUT OF THE RELATIONSHIP BETWEEN THE PARTIES HERETO, WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW).
     7. Amendment and Modification Fee. In consideration of the amendments and modifications effected hereby, and in addition to all other fees, charges and expenses payable pursuant to the terms of the Loan Agreement and the other Loan Documents, Borrowers shall pay to Agent, for the ratable benefit of Lenders, an amendment and modification fee in the amount of Fifty Thousand ($50,000) Dollars, which fee shall be fully earned, due and nonrefundable as of the date hereof and shall not be subject to refund, rebate or proration for any reason whatsoever.
     8. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.
     9. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts when executed shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.
     10. Entire Agreement. This Amendment sets forth the entire agreement of the parties with respect to the subject matter hereof. This Amendment cannot be amended, otherwise modified or terminated except in a writing executed by the party or parties to be charged.

Very truly yours,

ADVANCED LIGHTING TECHNOLOGIES,
INC., an Ohio corporation, as a Borrower and a
Loan Party

By:	/s/ Christopher F. Zerull

Name:	Christopher F. Zerull
Title:	V.P. and Chief Accounting Officer
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APL ENGINEERED MATERIALS, INC.,
an Illinois corporation, as a Borrower and a Loan
Party

By:	/s/ Christopher F. Zerull

Name:	Christopher F.Zerull
Title:	Vice President

VENTURE LIGHTING INTERNATIONAL,
INC., an Ohio corporation, as a Borrower and a
Loan Party

By:	/s/ Christopher F. Zerull

Name:	Christopher F. Zerull
Title:	Vice President

BALLASTRONIX (DELAWARE), INC.,
a Delaware corporation, as a Borrower and a Loan
Party

By:	/s/ Christopher F. Zerull

Name:	Christopher F. Zerull
Title:	Vice President

LIGHTING RESOURCES INTERNATIONAL,
INC., an Ohio corporation, as a Borrower and a
Loan Party

By:	/s/ Christopher F. Zerull

Name:	Christopher F. Zerull
Title:	Vice President

VENTURE LIGHTING POWER SYSTEMS,
NORTH AMERICA INC., a Nova Scotia
corporation, as a Loan Party

By:	/s/ Alfred R. Landry

Name:	Alfred R. Landry
Title:	President
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PARRY POWER SYSTEMS LIMITED,
a corporation organized under the laws of the
United Kingdom, as a Loan Party

By:	/s/ Sabu Krishnan

Name:	Sabu Krishnan
Title:	Director

VENTURE LIGHTING EUROPE LTD.,
a corporation organized under the laws of the
United Kingdom, as a Loan Party

By:	/s/ Sabu Krishnan

Name:	Sabu Krishnan
Title:	Director

DEPOSITION SCIENCES, INC.,
an Ohio corporation, as a Borrower and a Loan
Party

By:	/s/ Christopher F. Zerull

Name:	Christopher F. Zerull
Title:	Vice President

ACKNOWLEDGED AND AGREED:

WELLS FARGO FOOTHILL, INC.,
a California corporation, as Agent and as
a Lender

By:	/s/ John T. Leonard

Name:	John T. Leonard
Title:	Vice President